EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FormFactor, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-198760) and Form S-8 (Nos. 333-222551, 333-212587, 333-195744, 333-106043, 333-115137, 333-125918, 333-139074, 333-148198, 333-149411, 333-157610, 333-165058, 333-172318, 333-179589, 333-181450, and 333-188363) of FormFactor, Inc. of our report dated February 27, 2018, with respect to the consolidated balance sheets of FormFactor Inc. as of
December 30, 2017 and December 31, 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 30, 2017, and the effectiveness of internal control over financial reporting as of December 30, 2017, which report appears in the December 30, 2017 annual report on Form 10-K of FormFactor, Inc. for the year ended December 30, 2017.

/s/ KPMG LLP
Santa Clara, California
February 27, 2018